Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Newkirk Realty Trust, Inc.


We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 10, 2006, relating to the consolidated financial statements of The Newkirk Master Limited Partnership which is incorporated by reference in this Registration Statement, and to the references to us under the heading "Experts" in this Registration Statement.



                                                   /s/ Imowitz Koenig & Co., LLP


New York, New York
November 17, 2006